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EXHIBIT 23.1.3


                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS



     We hereby consent to the use in the Prospectus constituting a part of this Pre-effective Amendment No. 3 to the Registration Statement of our report dated July 19, 1996, relating to the May 31, 1996 consolidated financial statements of Symmetrix, Inc. and Subsidiaries, which is contained in that Prospectus.

     We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                             /s/ B.D.O. SEIDMAN LLP



Boston, Massachusetts
February 20, 1999